Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the references to W.D. Von Gonten & Company, to the inclusion of our estimates of reserves contained in our reports entitled “Vine Oil & Gas LP Haynesville and Mid-Bossier Shale Properties Estimate of Reserves and Revenues SEC Pricing Case ‘As of’ January 1, 2016,” “Vine Oil & Gas LP Haynesville and Mid-Bossier Shale Properties Estimate of Reserves and Revenues Henry Hub Strip Pricing ‘As of’ January 1, 2017” and “Vine Oil & Gas LP Haynesville and Mid-Bossier Shale Properties Estimate of Reserves and Revenues SEC Pricing Case ‘As of’ January 1, 2017” and to the specific references to W.D. Von Gonten & Company as the independent petroleum engineering firm in the Registration Statement on Form S-1 (including any amendments thereto) filed by Vine Resources Inc. with the United States Securities and Exchange Commission. We further consent to the inclusion of our reports dated January 29, 2016, January 25, 2017 and February 24, 2017 as exhibits to the Registration Statement.

Yours truly,

W.D. VON GONTEN & CO.

By:

November 21, 2017